UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2017

BUFFALO WILD WINGS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-24743	31-1455915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Wayzata Boulevard, Suite 1600 Minneapolis, Minnesota	55416
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 952-593-9943

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 27, 2017, Buffalo Wild Wings, Inc., a Minnesota corporation (“BWW” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Arby’s Restaurant Group, Inc., a Delaware corporation (“Arby’s”), and IB Merger Sub I Corporation, a Minnesota corporation and a wholly owned subsidiary of Arby’s (“Merger Sub”).

Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, Merger Sub will merge with and into BWW (the “Merger”), with BWW as the surviving corporation and a wholly owned subsidiary of Arby’s. At the effective time of the Merger (the “Effective Time”), each share of common stock of BWW (“Company Common Stock”) then outstanding will be converted into the right to receive $157.00 in cash, without interest (the “Merger Consideration”), other than (1) those shares owned by Arby’s or any subsidiary of Arby’s or BWW (which will be cancelled without any consideration), (2) any shares as to which dissenters’ rights have been perfected (and not withdrawn or lost) in accordance with applicable law (which will be cancelled and converted into the right to receive a payment determined in accordance with the dissenters’ rights), and (3) any restricted stock awards (which will be treated as described below).

The Merger Agreement provides that, at the Effective Time, each of the Company’s then outstanding equity awards will be treated as follows: (1) each unexercised option to acquire Company Common Stock will be cancelled in exchange for an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock subject to such option multiplied by the number of shares of Company Common Stock subject to such option; (2) each restricted stock unit award subject solely to time-based vesting will be cancelled in exchange for an amount in cash equal to the Merger Consideration multiplied by the number of shares of Company Common Stock subject to such time vesting restricted stock unit award; (3) each restricted stock unit award subject to performance-based vesting will be cancelled in exchange for an amount in cash equal to the Merger Consideration multiplied by the number of shares of Company Common Stock attributable to such performance vesting restricted stock unit award based upon an assumed attainment of the target level of performance applicable to such award; and (4) each restricted stock award will be cancelled in exchange for an amount in cash equal to the Merger Consideration multiplied by the number of shares of Company Common Stock subject to such restricted stock award.

The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of closing conditions set forth in the Merger Agreement, including, among others, (1) the approval of BWW’s shareholders, (2) the expiration or termination of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (3) the absence of a “Material Adverse Effect” (as defined in the Merger Agreement) with respect to BWW. The Merger Agreement contains termination rights for each of Arby’s and BWW, including, among others, if the Merger has not been consummated by May 29, 2018 (which date may be extended to June 26, 2018 under specified circumstances). Upon termination of the Merger Agreement under specified circumstances, generally relating to alternative acquisition proposals or an adverse change in BWW’s board of directors’ recommendation in favor of the Merger, BWW would be required to pay Arby’s a termination fee of $74 million. Upon termination of the Merger Agreement under specified circumstances, generally relating to a failure by Arby’s to consummate the Merger when required to do so pursuant to the terms of the Merger Agreement, Arby’s would be required to pay BWW a reverse termination fee of $134 million. The Merger Agreement also contains restrictions on BWW’s ability to seek specific performance of Arby’s obligation to consummate the Merger and generally limits the aggregate liability of Arby’s for a breach of the Merger Agreement to the amount of the termination fee payable by Arby’s to BWW.

Each of BWW, Arby’s and Merger Sub has made customary representations and warranties and covenants in the Merger Agreement, including covenants to use their respective reasonable best efforts to effect the transaction, including securing required regulatory approvals. In addition, BWW has agreed to other customary covenants, including, among others, covenants to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the closing of the Merger.

BWW will be subject to customary restrictions on soliciting or initiating discussions with respect to alternative acquisition proposals and restrictions on its ability to respond to or enter into any agreement with respect to an alternative acquisition proposal, subject to certain limited exceptions to permit BWW to comply with its fiduciary duties. In the event that the board of directors of BWW receives an alternative acquisition proposal that it determines is a Superior Proposal (as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement, BWW may, subject to compliance with requirements to provide notice to and a period for Arby’s to match such proposal, payment of the termination fee payable by BWW to Arby’s described above and other conditions and requirements set forth in the Merger Agreement, terminate the Merger Agreement to accept the applicable Superior Proposal.

Arby’s has advised that it intends to finance the Merger and related expenses with a combination of (i) equity financing to be provided by a fund managed by Roark Capital Management LLC, which has agreed to capitalize Arby’s with up to $783 million, subject to the terms and conditions set forth in an equity commitment letter entered into by the fund and Arby’s; (ii) debt financing to be provided pursuant to a debt commitment letter between Arby’s and Barclays Bank plc, pursuant to which Barclays Bank plc has agreed to provide Arby’s with up to $2,210 million of borrowings under committed borrowing facilities subject to the terms and conditions set forth in such debt commitment letter (or financing raised in certain capital markets transactions in lieu of a portion of such committed debt financing); and (iii) cash on hand and other available financial resources.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included with this filing to provide investors and security holders with information regarding the terms of the Merger. It is not intended to provide any other factual information about BWW or Arby’s. The representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of BWW, Arby’s, or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in BWW’s public disclosures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2017, the compensation committee of the board of directors of BWW, in accordance with the requirements of the Merger Agreement regarding the treatment of outstanding equity awards at the Effective Time, approved the accelerated vesting and settlement of all then outstanding BWW equity awards and the cash-out of the same in connection with the closing of the Merger. The action was taken pursuant to and in accordance with the authority granted to the committee as administrator under the previously disclosed terms of the plans and award agreements governing the awards, including the 2017 Incentive Compensation Plan, the 2012 Equity Incentive Plan, and the 2003 Equity Incentive Plan. The accelerated vesting, settlement, and cash-out are conditioned upon and subject to the closing of the Merger and shall only apply to BWW equity awards that are outstanding immediately prior to the Effective Time.

Also on November 27, 2017, the compensation committee of the board of directors of BWW approved retention bonus arrangements with the following named executive officers: Alexander H. Ware, Executive Vice President and Chief Financial Officer, Emily C. Decker, Senior Vice President, General Counsel and Secretary, and Jeffrey B. Sorum, Senior Vice President and Controller. These arrangements will be evidenced in retention agreements to be entered into by BWW. The retention agreements will provide that a cash retention bonus of $593,800, in the case of Mr. Ware, $471,900, in the case of Ms. Decker, and $183,800, in the case of Mr. Sorum, if Mr. Ware, Ms. Decker or Mr. Sorum, as applicable, remains employed with BWW as of the closing of the Merger or is terminated without cause by BWW prior to the closing of the Merger.

Also on November 27, 2017, the compensation committee of the board of directors approved the payment of bonuses for 2017 under BWW’s annual cash incentive program, which, as previously established, included a company performance component (80% weighting in total) and an individual performance component (20% weighting). Mr. Ware and Ms. Decker are each eligible to receive 200% of their respective target payment amount under the individual performance component, totaling $152,000 for Mr. Ware and $90,600 for Ms. Decker. Mr. Sorum is eligible to receive 150% of his target payment amount under the individual performance component, totaling $36,800. The bonuses for Mr. Ware and Ms. Decker represent 40% of the total target payout under the annual cash incentive program and the bonus for Mr. Sorum represents 30% of his total target payout under the program. These amounts will be paid to Mr. Ware, Ms. Decker or Mr. Sorum as long as they meet or exceed his or her applicable individual performance objectives for 2017 under the cash incentive program, regardless of whether BWW meets, does not meet, or exceeds the applicable financial performance objectives under the company performance component of the program.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 27, 2017, the Board adopted an amendment to the Amended and Restated Bylaws of BWW, adding a new Section 7.07, Exclusive Forum, which provides that, unless BWW consents in writing to the selection of an alternative forum, Minnesota state and federal courts will be the exclusive forum for certain specified corporate law-based suits involving BWW.

The foregoing description of the amendment to the Amended and Restated Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On November 28, 2017, Arby’s and BWW issued a joint press release announcing entry into the Merger Agreement. The full text of this press release is furnished on Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the Merger, including the risks that (a) the Merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain shareholder approval of the Merger Agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the HSR Act, (d) other conditions to the consummation of the Merger under the Merger Agreement may not be satisfied, (e) all or part of Arby’s financing may not become available, and (f) the significant limitations on remedies contained in the Merger Agreement may limit or entirely prevent BWW from specifically enforcing Arby’s obligations under the Merger Agreement or recovering damages for any breach by Arby’s; (2) the effects that any termination of the Merger Agreement may have on BWW or its business, including the risks that (a) BWW’s stock price may decline significantly if the Merger is not completed, (b) the Merger Agreement may be terminated in circumstances requiring BWW to pay Arby’s a termination fee of $74 million, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the Merger; (3) the effects that the announcement or pendency of the Merger may have on BWW and its business, including the risks that as a result (a) BWW’s business, operating results or stock price may suffer, (b) BWW’s current plans and operations may be disrupted, (c) BWW’s ability to retain or recruit key employees may be adversely affected, (d) BWW’s business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) BWW’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the Merger Agreement places on BWW’s ability to operate its business, return capital to shareholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against BWW and others; (6) the risk that the Merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of BWW’s Annual Report on Form 10-K for the fiscal year ended December 25, 2016, as updated or supplemented by subsequent reports that BWW has filed or files with the SEC. Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Arby’s nor BWW assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It; Participants in the Solicitation

In connection with the proposed Merger, BWW intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, BWW will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed Merger. The proxy statement, any other relevant documents, and all other materials filed with the SEC concerning BWW are (or, when filed, will be) available free of charge at http://www.sec.gov and http://ir.buffalowildwings.com. Shareholders should read carefully the proxy statement and any other relevant documents that BWW files with the SEC when they become available before making any voting decision because they will contain important information.

This document does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. BWW, its directors and executive officers are, and certain employees may be, deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed Merger. Information regarding the names of such persons and their respective interests in the Merger, by securities holdings or otherwise, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in BWW’s Form 10-K for the fiscal year ended December 25, 2016, filed with the SEC on February 17, 2017, and the definitive proxy statement for its 2017 Annual Meeting of Shareholders, which was filed with the SEC on April 21, 2017. To the extent BWW’s directors and executive officers or their holdings of BWW securities have changed from the amounts disclosed in those filings, to BWW’s knowledge, such changes have been reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These documents are (or, when filed, will be) available free of charge at http://www.sec.gov and http://ir.buffalowildwings.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated November 27, 2017, by and among Arby’s Restaurant Group, Inc., IB Merger Sub I Corporation and Buffalo Wild Wings, Inc.*

3.1	Amended and Restated Bylaws of Buffalo Wild Wings, Inc., as amended through November 27, 2017.

99.1	Joint Press Release dated November 28, 2017 announcing entry into the Merger Agreement

*	Certain schedules and exhibits have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUFFALO WILD WINGS, INC.

Date: November 28, 2017	/s/ Emily C. Decker
Emily C. Decker
Senior Vice President, General Counsel and Secretary